Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:
Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
574-372-4989	574-371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
574-371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces Americas Leadership Transition

Rob Delp to Become President, Americas Effective January 23

Stuart Kleopfer to Retire

(WARSAW, IN) January 17, 2017—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH), a global leader in musculoskeletal healthcare, today announced that it has implemented a leadership transition that capitalizes on the strength of the Zimmer Biomet management team. Effective January 23, 2017, Robert D. Delp will assume the position of President, Americas and join the executive leadership team of the Company. Mr. Delp previously served as Zimmer Biomet’s Vice President of U.S. Sales, leading sales for the Knee, Hip, Bone Cement, Biologics, Extremities, Sports Medicine, Foot and Ankle, Surgical and Trauma categories. Stuart G. Kleopfer, following a distinguished career at Zimmer Biomet and pre-merger Biomet, has decided to retire from his position as President, Americas. Mr. Kleopfer will continue with the Company for a period of time and work closely with Mr. Delp to fully transition responsibilities.

“I would like to thank Stuart for his significant contributions to the Company and congratulate Rob on his new leadership appointment. Rob is a strategic and customer-

focused executive, and he is the right leader to continue to grow Zimmer Biomet’s Americas region in the future,” said David Dvorak, Zimmer Biomet President and Chief Executive Officer.

Mr. Delp brings 20 years of sales leadership experience to his new role, including eight years as Biomet Vice President of Sales for several businesses, including Sports Medicine, Extremities, Trauma and Biologics, prior to the combination of Zimmer and Biomet.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning Zimmer Biomet’s expectations, plans, prospects, and product and service offerings, including new product launches and potential clinical successes. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see our periodic reports filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in Zimmer Biomet’s filings with the SEC. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in our periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this news release are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this news release.